Exhibit 10(b)



                                               May 13, 1997


Ms. Karen L. Kemp
115 Curley Drive
Orchard Park, NY   14127


Dear Karen:


Gibson Greetings, Inc. and I are very pleased that you have agreed to serve as Senior Vice President, Human Resources of Gibson Greetings, Inc. ("the
Company"). As Senior Vice President, Human Resources, you will report directly to me. The following terms and conditions will govern your service to the Company.

1. You will serve the Company on a full-time basis as a senior executive employee, and the Company will employ you as such, commencing April 22, 1997. This Agreement will extend indefinitely until terminated by the Company, or by you upon thirty days' advance written notice to the Company. In the event that this Agreement and your employment are terminated by the Company other than for cause, you will be entitled to receive in a lump sum from the Company in lieu of all other monies or benefits provided under this Agreement, and in lieu of severance pay pursuant to Company policy, an amount equal to your base salary for a period of one year or to severance pay in an amount equal to 24 months' salary. The amount of said severance pay shall, during your first year of employment, reduce by one month for each month you are employed. This Agreement will at all times remain subject to earlier termination for cause.


2. Your annual salary will be $175,000, which amount will be reviewed every fifteen months and which may be adjusted from time to time by the Company in accordance with the Company's salary administration program.


3. A signing bonus in the amount of $30,000 will be paid to you at the time you close on the home you will purchase in Cincinnati.


4. Every three years, you will be provided a new automobile of such class as may be set forth in the Company's then current automobile program, which automobile will be owned or leased by the Company.




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5.  As  a  participant  in  the  Company's  Management Bonus Plan, you will be eligible for an annual bonus for 1997 and for each calendar year during the term of this Agreement up to a maximum of 112.5% of your base salary, subject to the terms and conditions of the Management Bonus Plan in effect for each such year.


6. As additional consideration for this Agreement, and contingent upon approval by the Compensation Committee, you will be granted a stock option for 30,000 shares of the common stock of the Company at the closing market price of the stock on the official grant date. One third of such options shall become vested on each of the first three anniversaries of the grant. Such vesting shall be conditioned upon your continuing to be employed by the Company on each such date.


7. The Company will reimburse you in accordance with the terms of the Company's Executive Relocation and Moving Expense policy for your reasonable expenses of moving from Orchard Park, New York to Cincinnati, Ohio, including, but not limited to: household moving costs; your travel expenses for house-hunting trips as approved in advance by the Company; and, realtor fees and transfer taxes on the sale of your present home in Orchard Park. The Company will reimburse you for loss (if any) on the sale of your home in Orchard Park, New York as follows: 100% of the first $25,000 of loss and 50% of any additional loss up to a maximum of $75,000 of loss. "Loss" as used hereunder shall mean the purchase price actually paid by you for your home in Orchard Park plus the cost of documented capital improvements less the sales price received by you. The amount reimbursed to you by the Company shall be grossed up for income taxes owed by you on said amount.


8.  You  will  be  covered  by  the  Company's  special  benefit  programs for executives which include: executive physical examinations, life insurance, tax preparation and estate planning assistance. The amount of your life insurance shall be three (3) times your annual salary, not to exceed $600,000.


9. Upon approval of the Compensation Committee, you will be named a participant in the Company's ERISA Makeup Plan and its Supplemental Executive Retirement Plan (SERP).


10. You will be eligible for participation in all other benefit plans available to the employees of the Company, in accordance with the terms of those plans, including participation in the Voluntary Deferred Compensation Plan, the 401(k) Plan, the Retirement Income Plan and health insurance.


11. You will be eligible for four weeks of paid vacation during each year this Agreement remains in effect.




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12. Your employment and this agreement shall terminate automatically upon your disability or death. All other benefits due you following termination of your employment and this agreement for disability or death shall be determined in accordance with the plans, policies and practices of the Company.


13. In the event you voluntarily terminate your employment during the term of this Agreement, or if the Company terminates this Agreement and your employment for cause, your right to all compensation hereunder shall cease as of the date of termination. As used in this Agreement, "cause" shall mean fraud, gross negligence, or willful misconduct in the performance of your duties or a willful and material breach of this Agreement.
    Termination of employment shall terminate this Agreement with the exception of the provisions of Paragraphs 14, 15 and 16.


14. Also in the event you voluntarily terminate your employment hereunder or retire, or if the Company terminates this Agreement and your employment for cause, you agree that for a period of one year after such termination, you will not compete, directly or indirectly, with the Company or with any division, subsidiary or affiliate of the Company or participate as a director, officer, employee, consultant, advisor, partner or joint venturer in any business engaged in the manufacture and/or sale at wholesale of greeting cards, gift wrap or other products produced or sold by the Company, or by any division, subsidiary or affiliate of the Company, without the Company's prior written consent. If the Company chooses to terminate this Agreement and you continue to be employed by the Company as an employee, agent, consultant or otherwise, you agree that this paragraph shall continue to bind you for a period of one (1) year after your separation from the Company as an employee, agent, consultant or otherwise.


15. In the event that your employment with the Company is terminated for any reason, by you or the Company, you agree that, for a period of one year following such termination of employment, you shall not in any way solicit or recruit any employee of the Company, its affiliates or subsidiaries, for any employment, consulting or other arrangement for your benefit or that of any third party.

















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16. In  connection   with  this   Agreement,  you   may  receive  confidential
    information of  the Company.   You  agree, both  during the  term of  this
    Agreement and after termination, not to disclose to others, assist others in the application of, or use for your own gain, such information, or any part thereof, unless and until it has become public knowledge or has come into the possession of others by legal and equitable means. You further
    agree  that,  upon  termination  of  employment  with  the  Company,   all
    documents, records, notebooks, and similar writings, including copies thereof, then in your possession, whether prepared by you or by others, will be left with or returned promptly to the Company. For purposes of this paragraph, "confidential information" means information concerning Company's finances, plans, sales, products, processes and services, or those of Company's subsidiaries, divisions or affiliates, which is disclosed to you or known by you as a consequence of or through your employment with the Company, and which is not generally known in the industry in which the Company or its subsidiaries, divisions or affiliates are or may become engaged. You agree that this paragraph will continue to bind you notwithstanding the termination of this Agreement or your employment for any reason whatsoever. If the Company chooses to terminate this Agreement and you continue to be employed by the Company as an employee, agent, consultant or otherwise, you agree that this paragraph will continue to bind you after your separation from the Company as an employee, agent or consultant.


17. Other than as set forth in Paragraph 1, nothing herein is intended to be granted to you in lieu of any rights or privileges to which you may be entitled as an executive employee of the Company under any retirement, insurance, hospitalization, or other plan which may now or hereafter be in effect.


18. This Agreement will inure to the benefit of and be binding upon you and your legal representatives as well as the Company, its successors and assigns including, without limitation, any person, partnership, corporation or other entity which may acquire all, or substantially all, of the Company's assets and business.


19. If any provision of this Agreement is later deemed to be void, that provision may be stricken and the remaining portions of this Agreement enforced as if the provision so stricken had never been included herein.















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To indicate your acceptance of and willingness to be bound by this  Agreement, please sign and return one duplicate original of this letter.



                                          Sincerely,


                                          GIBSON GREETINGS, INC.


                                          /s/ Frank J. O'Connell


                                          Frank J. O'Connell
                                          President and
                                          Chief Executive Officer


FJO/HLC/dk



ACCEPTED AND AGREED TO:


/s/ Karen L. Kemp
--------------------------
Karen L. Kemp


Date: May 13, 1997
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